EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)        Registration Statement (Form S-1 No. 333-225049), pertaining to the registration of up to 11,315,000 shares of common stock,

(2)        Registration Statement (Form S-8 No. 333-233723) pertaining to the Jones Soda Co. 2011 Incentive Plan,

(3)        Registration Statement (Form S-8 No. 333-176386) pertaining to the Jones Soda Co. 2011 Incentive Plan,

(4)        Registration Statement (Form S-8 No. 333-157978) pertaining to the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan,

(5)        Registration Statement (Post Effective Amendment No. 1 to Form S-8 No. 333-103939) pertaining to the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan,

(6)        Registration Statement (Form S-8 No. 333-109173) pertaining to the Urban Juice & Soda Company Ltd. 1996 Stock Option Plan,

of our report dated March 14, 2022, with respect to the consolidated financial statements of Jones Soda Co., included in this Annual Report (Form 10-K) of Jones Soda Co. for the year ended December 31, 2021.

/s/ Armanino LLP

Bellevue, Washington

March 14, 2022